UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 6, 2023

NINE ENERGY SERVICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38347	80-0759121
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Kirby Drive, Suite 200 Houston, Texas	77019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 730-5100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NINE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 6, 2023, Nine Energy Service, Inc. (the “Company”) entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Piper Sandler & Co. (the “Agent”). Pursuant to the Equity Distribution Agreement, the Company may issue and sell, from time to time, shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), having an aggregate offering price of up to $30,000,000 (the “Shares”) through the Agent acting as the Company’s sales agent.

Under the Equity Distribution Agreement, the Company will set the parameters for the sale of the Shares, including the number of Shares to be sold, the time period during which sales are requested to be made and any price below which sales may not be made. Subject to the terms and conditions of the Equity Distribution Agreement and such parameters, the Agent may sell the Shares by any method deemed to be an “at the market offering” as defined by Rule 415 under the Securities Act of 1933, as amended, including sales made directly on or through the New York Stock Exchange. The Agent may also sell Shares in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law, subject to the prior written consent of the Company. In conducting such sales activities, the Agent will use its commercially reasonable efforts, and there is no assurance that the Agent will be successful in selling any Shares. The Company will pay the Agent a commission equal to 3.0% of the gross sales price of any Shares sold. The Company will also reimburse the Agent for certain expenses incurred in connection with the Equity Distribution Agreement, and the Company has provided the Agent with customary indemnification and contribution rights.

The Company has no obligation to sell any Shares under the Equity Distribution Agreement. Subject to the terms of the Equity Distribution Agreement, the Company or the Agent may at any time suspend sales pursuant to the Equity Distribution Agreement or terminate the Equity Distribution Agreement.

Any sale of Shares pursuant to the Equity Distribution Agreement will be made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-268999) filed with the Securities and Exchange Commission (the “SEC”) on December 23, 2022 and declared effective on January 5, 2023 (the “Registration Statement”). The Company filed a prospectus supplement with the SEC on November 6, 2023 in connection with the offer and sale of the Shares pursuant to the Equity Distribution Agreement. A copy of the legal opinion of Kirkland & Ellis LLP relating to the validity of the Shares is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

The foregoing description of the Equity Distribution Agreement is not complete and is qualified in its entirety by reference to the Equity Distribution Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there be any sale of shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated November 6, 2023, by and between Nine Energy Service, Inc. and Piper Sandler & Co.

5.1	Opinion of Kirkland & Ellis LLP

23.1	Consent of Kirkland & Ellis LLP (included in its opinion filed as Exhibit 5.1)

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2023	NINE ENERGY SERVICE, INC.

	By:	/s/ Theodore R. Moore
Theodore R. Moore Senior Vice President and General Counsel